Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A (the "Registration Statement") of Global/International Fund, Inc. comprised of Scudder International Fund, Scudder Global Fund, and Scudder Emerging Markets Growth Fund, of our reports dated October 25, 1999, October 12, 1999, and December 10, 1999, respectively, on the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports to the Shareholders of Scudder International Fund and Scudder Global Fund, and the October 31, 1999 Annual Report to the Shareholders of Scudder Emerging Markets Growth Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.






/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 22, 1999